Exhibit 10.3
                           TECO ENERGY, INC.
                      1996 EQUITY INCENTIVE PLAN

             1998 Amendment to Nonstatutory Stock Options

     TECO Energy, Inc. (the "Company") hereby amends all outstanding grants to ______________ of nonstatutory stock options and limited stock appreciation rights under the Company's 1996 Equity Incentive Plan (including those granted under its predecessor, the 1990 Equity Incentive Plan) as set forth below.

     The first sentence of the second paragraph of Section 3, entitled Limited Stock Appreciation Rights, is hereby amended to replace the phrase "a cash payment" with the phrase "shares of Common Stock with a value (based on the average of the high and low trading prices on the New York Stock Exchange on the day prior to exercise)", so that such
Section 3 shall read as follows:

     3. Limited Stock Appreciation Rights. The Company grants to the Optionee a limited stock appreciation right (a "Limited Right") with respect to each share subject to an option to purchase hereunder (the "Related Option"). Upon exercise of a Limited Right, the Related Option will terminate, and upon exercise of a Related Option, the corresponding Limited Right will terminate. Limited Rights will be exercisable to the same extent and upon the same terms as the Related Options, except that a Limited Right may be exercised only during a 90-day period beginning on the first day following a Change in Control, as defined below, and if the Optionee is a Reporting Person, no Limited Right may be exercised within six months after the date hereof.

          Upon exercise of a Limited Right, the Optionee will be entitled to receive shares of Common Stock with a value (based on the average of the high and low trading prices on the New York Stock Exchange on the day prior to exercise) equal to the excess of (i) the highest per share price paid for shares of Common Stock in the transaction constituting a Change in Control as described in subsections (a), (c) or
     (d) below, or in the case of a Change in Control described in subsection (b) below which does not occur in connection with such a transaction, the average trading price of shares of Common Stock on the New York Stock Exchange, such other national securities exchange on which such shares are admitted to trade or the National Association of Securities Dealers Automated Quotation System, during the thirty-day period ending on the date immediately preceding the Change of Control over (ii) the exercise price per share of the Related Option.



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          For  purposes  of  this  Option,  a "Change in Control"
     means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
     Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is in fact required to comply therewith; provided, that, without limitation, such a Change in Control shall be deemed to have occurred if:

          (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

          (b) during any period of twenty-four (24) consecutive months (not including any period prior to the date of this Option), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections (a), (c) or (d) of this
     Section 3) whose election by the Board of Directors of the Company or nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof;

          (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than (i) a merger or consolidation which would result i n the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting securities of the Company or such surviving e n t ity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above)
     acquires 30% or more of the combined voting power of the Company's then outstanding securities; or

          (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the

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     sale  or  disposition by the Company of all or substantially all of the Company's assets.

          This Amendment shall be effective as of July 15, 1998.


                                   TECO ENERGY, INC.




                                   By:  ______________________
                                        David E. Schwartz
                                        Secretary








































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